UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 6, 2005 (January 13, 2005)

Cape Coastal Trading Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-50995	52-2372260
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 Ocean Park Blvd
Suite 307
Santa Monica, CA  90405
______________________________________________
Address of Principal Executive Offices
Zip Code

(310) 396-1691
______________________________________________
Registrant's Telephone Number, Including Area Code

350 Fifth Avenue, Suite 3304
New York, NY  10018
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Stock Purchase Agreement

        On January 6, 2005, Cape Coastal Trading Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Kwajo Sarfoh, Trae O’Neil High and David Loev, as sellers (each a “Seller” and collectively, the “Sellers”) and Gaha Ventures, LLC, Mary Jane Shapiro, Stephen Rosenblum, Altitude Group, LLC, Q Management, Inc., and Fountainhead Investments, Inc., as purchasers (each a “Purchaser” and collectively, the “Purchasers”). Pursuant to the Stock Purchase Agreement, on January 13, 2005, the Purchasers paid to the Sellers, in the aggregate, $455,000 of which $10,000 was paid to a finder (or approximately $0.21 per share) and the Sellers sold to the Purchasers 2,100,000 shares (the “Shares”) of the Company’s common stock, which is approximately 91.3% of the outstanding capital stock of the Company. The Stock Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K.

        The Purchasers acquired the shares in the following amounts and now own the following respective percentages of the outstanding common stock of the Company:

Name	Number of Shares Acquired	Percentage of Company
Gaha Ventures, LLC(1)	819,230	35.6%
Mary Jane Shapiro	115,385	5.0%
Stephen Rosenblum	115,385	5.0%
Altitude Group, LLC(2)	210,000	9.12%
Q Management, Inc.(3)	210,000	9.12%
Fountainhead Investments, Inc.(3)	630,000	27.39%

(1)  Jodi Kirsch owns 100% of the outstanding membership interests in Gaha Ventures, LLC and therefore is the beneficial owner of the 819,230 shares acquired by Gaha Ventures, LLC.
(2)  Dr. Michael Kreizman owns 100% of the outstanding membership interests in Altitude Group, LLC and therefore is the beneficial owner of the 210,000 shares acquired by Altitude Group, LLC.
(3)  Peter Zachariou controls each of Q Management, Inc. and Fountainhead Investments, Inc. and therefore is the beneficial owner of the aggregate 840,000 shares held by those entities.

        Except for Q Management, Inc. and Fountainhead Investments, Inc., which are all under the common control of Peter Zachariou, none of the Purchasers are affiliated and there is no agreement or understanding among the Purchasers as to how they will vote, transfer or otherwise dispose of their shares.

        Each Purchaser used his, her or its personal funds or working capital, as applicable, to acquire the Shares from the Sellers. None of the Purchasers borrowed any funds to acquire the Shares.

        Prior to the closing (the “Closing”) of the transactions contemplated by the Stock Purchase Agreement, the Purchasers were not affiliated with the Company. Certain of the Purchasers will be deemed affiliates of the Company after the Closing as a result of their stock ownership interest in the Company.

        Kwajo Sarfoh is a director and the President and Treasurer of the Company and will remain in such capacities following the closing until the later (i) the date that the Company files its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 and (ii) upon the tenth day following the mailing by the Company to its shareholders of an information statement on Schedule 14f-1 that will also be filed with the Securities and Exchange Commission. Trae O’Neil High was a director and the Secretary of the Company prior to the Closing, but he resigned from such positions effective as of the Closing. At the Closing, Geoffrey Alison, age 32, was appointed as a director and as a Secretary of the Company effective as of the Closing. Mr. Alison will be appointed to the additional positions of President and Treasurer effective upon the effective date of Mr. Sarfoh’s resignation.

        The Stock Purchase Agreement also contains a provision that prohibits the Company from effecting a reverse split of its outstanding common stock for a one year period following the closing.

        On January 6, 2005, the Company, the Purchasers and the Sellers, also entered into an escrow agreement with the Law Offices of Robert L. B. Diener, as escrow agent. The escrow agreement relates to the holding in escrow by the escrow agent of a $25,000 deposit made by the Purchasers. This deposit was applied to the purchase price for the Shares at the Closing. The escrow agreement is filed as Exhibit 10.2 to this Form 8-K.

Asset Purchase Agreement

        On January 13, 2005, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Kwajo Sarfoh, the Company’s President and Treasurer and a member of the Company’s board of directors. Pursuant to the Asset Purchase Agreement, the Company will sell to Mr. Sarfoh, on an “AS IS” “WHERE IS” basis all of the Company’s interest in the Company’s name “Cape Coastal Trading Corporation,” its Website (www.ghanacrafts.com), and all of the other agreements, contracts, leases, licenses and other arrangements and other intangible property of the Company (the “Purchased Assets”) to the extent that the same relate to the business (the “Business”) of importing artworks and crafts from Ghana, Africa to sell to vendors and customers in the U.S.

        The terms of the Agreement require Mr. Sarfoh to assume all of the existing and future liabilities and obligations of the Business. The purchase price for the Purchased Assets is $17,000. This amount will be paid at the closing of the transactions contemplated by the Asset Purchase Agreement (the “APA Closing”) by Mr. Sarfoh’s delivery to the Company of a release of all amounts owed by the Company to Mr. Sarfoh, including a shareholder loan by Mr. Sarfoh to the Company in the amount of approximately $17,000. No fairness opinion was obtained in connection with the transactions contemplated by the Asset Purchase Agreement. The board of directors, consisting of Kwajo Sarfoh and Trae O’Neil High, approved this transaction and indicated that such transaction was in the best interests of the Company and its stockholders. The Asset Purchase Agreement is filed as Exhibit 10.3 to this Form 8-K.

        The APA Closing will take place on the earlier of (a) the soonest practicable date following the date that the Company acquires or commences an operating business, (b) the last day of the sixth month following the date that the Asset Purchase Agreement was entered into, or (c) such other date as the parties may mutually agree. If the APA Closing occurs under clause (b) above then the Company would have the right to continue to use the name “Cape Coatal Trading Corporation” for an additional six months following such APA Closing.

        The Asset Purchase Agreement also requires Mr. Sarfoh to remain as a director of the Company and as its President and Treasurer until the date that his resignation becomes effective as described above. During such transition period, Mr. Sarfoh agrees not to obligate the Company in any way or otherwise cause the Company to incur any liabilities whatsoever, without the prior written consent of the Purchasers. During the transition period, Mr. Sarfoh also agrees not to take any action with regard to the Purchased Assets, except with the prior written consent of the Purchasers or except as may be reasonably necessary to safeguard the Purchased Assets and the value thereof.

Change of Business Plan

        From and after the Closing Date, the Company will no longer operate the Business. Instead, the Company’s business plan will now consist of exploring potential targets for a business combination with the Company through a purchase of assets, share purchase or exchange, merger or similar type of transaction. Except as contemplated by the Asset Purchase Agreement and the Stock Purchase Agreement and except as otherwise expressly described herein, neither the Purchasers nor the Company have any specific plans or proposals at this time which relate to or would result in: (a) the acquisition by any person of additional securities of the Company; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries; (c) a sale or transfer of a material amount of assets of the Company or of any of its subsidiaries; (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board; (e) any material change in the present capitalization or dividend policy of the Company; (f) any other material change in the Company's business or corporate structure; (g) changes in the Company's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the issuer by any other person; (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association; (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Act; or (j) any similar action to those enumerated above.

Item 5.01      Change in Control of the Registrant

See Item 1.01 above.

Item 5.02      Departure of Director or Principal Officers;  Election of Directors;  Appointment of Principal Officers

        Pursuant to the terms of the Stock Purchase Agreement, each of Kwajo Sarfoh and Trae O’Neil High, the only directors of the Company, have agreed to resign from their positions as directors. Kwajo Sarfoh has agreed to resign from his position as the President and Treasurer of the Company and Trae O’Neil High has agreed to resign from his position as Secretary of the Company. Mr. High’s resignation as a director and from all offices with the Company that he holds became effective at Closing. Mr. Sarfoh’s resignation will not become effective until the later of (i) the date that the Company files its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 and (ii) upon the tenth day following the mailing by the Company to its shareholders of an information statement on Schedule 14f-1 that will also be filed with the Securities and Exchange Commission.

        At the Closing, Geoffrey Alison, age 32, was appointed as a director and as a Secretary of the Company. Mr. Alison will be appointed to the additional positions of President and Treasurer effective upon the effective date of Mr. Sarfoh’s resignation. At such time, Mr. Alison will become the sole director and sole officer of the Company holding the positions of President, Treasurer and Secretary of the Company.

        Geoffrey Alison has been registered with the National Association of Securities Dealers since 1999 and has worked as a General Securities Principal for various securities firms including Stock USA, Inc (January 1999 – October 2001) and Assent, LLC (November 2001 – August 2004). From September 2004 through the present date, Mr. Alison has been a registered General Securities Principal with ECHOtrade, a Philadelphia Exchange member firm, as a securities trader for his own capital and benefit. From July 2003 through January 2005, he served as Chief Financial Officer, Secretary and a director of Intrac, Inc. (OTCBB:ITRD). In October, 2002, Mr. Alison co-created Greenvest Industries, Inc. which manufactures pet products under the brand name Happy Tails Pet Beds. Mr. Alison is currently President and CEO of Greenvest Industries, Inc.

        Mr. Alison has not been named to any committees of the Company’s Board of Directors, and any committees of the Company’s Board of Directors to which Mr. Alison may be named have not been determined, as of the filing of this report.

        The Company will file an information statement pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 promulgated thereunder and will be mailing out the information statement to the stockholders of the Company.

Item 9.01.      Financial Statements and Exhibits.

    (c)        Exhibits.

Exhibit 10.1 – Stock Purchase Agreement, dated January 6, 2005, among the Company, the Sellers and the Purchasers.

Exhibit 10.2 – Escrow Agreement, dated January 6, 2005, among the Company, the Sellers, the Purchasers and the Law Offices of Robert L. B. Diener, as escrow agent.

Exhibit 10.3 – Asset Purchase Agreement, dated January 13, 2005, between the Company and Kwajo Sarfoh.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPE COASTAL TRADING CORPORATION

Date: January 14, 2005	By:	/s/ Kwajo M. Sarfoh

Kwajo M. Sarfoh, President

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Stock Purchase Agreement, dated January 6, 2005, among the Company, the Sellers and the Purchasers.

10.2	Escrow Agreement, dated January 6, 2005, among the Company, the Sellers, the Purchasers and the Law Offices of Robert L. B. Diener, as escrow agent.

10.3	Asset Purchase Agreement, dated January 13, 2005, between the Company and Kwajo Sarfoh.